Exhibit 4.1

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

500,000 UNITS

TOUGHBUILT INDUSTRIES, INC.

THIS MEMORANDUM CONSTITUTES AN OFFER ONLY IF A NAME APPEARS IN THE APPROPRIATE SPACE PROVIDED BELOW AND IS AN OFFER ONLY TO THE NAMED OFFEREE.

NO PORTION OF THIS MEMORANDUM MAY BE DUPLICATED FOR ANY PURPOSE. THIS MEMORANDUM CONTAINS CONFIDENTIAL AND/OR TRADE SECRET INFORMATION.

NO OFFEREE IS AUTHORIZED TO RELY UPON ANY INFORMATION WITH RESPECT TO THE SECURITIES DESCRIBED IN THIS MEMORANDUM OTHER THAN INFORMATION CONTAINED IN THIS MEMORANDUM.

JANUARY 25, 2016

Name: ______________________	No.: _____

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500,000 Units

TOUGHBUILT INDUSTRIES, INC.

$0.50 per Unit; Minimum Investment – 5,000 Units ($2,500)

Each UNIT Consists of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Each unit (a “Unit”) consists of one share Common Stock, par value $.0001 per share (the “Common Stock”) and one redeemable Class A Warrant (the “Class A Warrant(s)”) of ToughBuilt Industries, Inc., a Nevada corporation (the “Company”). Each Class A Warrant entitles the holder thereof to purchase, at any time until December 31, 2018 (the “Expiration Date”), one (1) share of Common Stock at an exercise price of $1.00 per share, subject to adjustment. The Class A Warrants are redeemable by the Company, at a redemption price of $.05 per Warrant, upon at least 30 days’ prior written notice, commencing six months after the date of this Memorandum, if the average of the closing bid price of the Common Stock, as reported on the Over-the-Counter Pink Markets (the “OTCQB”) or other exchange, shall equal or exceed $2.00 per share (subject to adjustment) for ten (10) consecutive business days prior to the notice of redemption. See “Description of Securities”.

The minimum subscription is $2,500 for 5,000 Units. The Units are being offered on a "best efforts basis" by the Company through its officers and directors and selected finders and broker/dealers.

The Company’s Common Stock is not traded on any market exchange. The Company intends to apply for trading in the future, although there is no assurance that its application for trading will be accepted or, if accepted, that a trading market will develop. The Class A Warrants are not traded on any market exchange nor is it anticipated that they will ever trade in a public market.

The Securities are being offered to “Accredited” and/or “Qualified” Investors only. See “Suitability Standards”.

THE SECURITIES OFFERED HEREIN ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

	Offering Price	Sales Commission(1)	Net Proceeds to Company (2)
Per Unit	$0.50	$0.05	$0.45
Total	$250,000	$25,000	$225,000

(1)	The Company is offering the Units through its officers and directors, selected finders and broker/dealers.
(2)	Before deducting estimated expenses of $40,000 payable by the Company.

THESE SECURITIES ARE BEING SOLD IN TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING. THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 AS AMENDED, IN RELIANCE UPON EXEMPTIONS UNDER SECTION 4(2), REGULATION D AND SECTION CE.

THE SECURITIES HAVE NOT BEEN QUALIFIED WITH THE DEPARTMENT OF CORPORATIONS OF THE STATE OF CALIFORNIA IN RELIANCE UPON AN EXEMPTION UNDER SECTIONS 25102(f) AND 25102(n) OF THE CORPORATIONS CODE OF 1977, AS AMENDED. THESE SECURITIES ARE SPECULATIVE, NONLIQUID AND INVOLVE SIGNIFICANT RISKS.

The date of this Memorandum is January 25, 2016

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THIS PRIVATE PLACEMENT MEMORANDUM AND THE EXHIBITS HERETO (COLLECTIVELY, THE "MEMORANDUM") HAVE BEEN SUBMITTED ON A CONFIDENTIAL BASIS FOR USE BY A LIMITED NUMBER OF SOPHISTICATED INVESTORS SOLELY FOR, AND SHOULD BE USED ONLY IN CONNECTION WITH, A PROSPECTIVE INVESTOR'S CONSIDERATION OF AN INVESTMENT IN THE SECURITIES OF TOUGHBUILT INDUSTRIES, INC. ("TOUGHBUILT" OR THE "COMPANY") DESCRIBED HEREIN. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. THIS MEMORANDUM CONSTITUTES AN OFFER ONLY TO THE OFFEREE TO WHOM THE MEMORANDUM HAS BEEN DISTRIBUTED. ANY REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM OR RETRANSMITTAL OF ITS CONTENTS, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED. THE COMPANY DOES NOT MAKE AND EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, AND NONE MAY BE IMPLIED.

THIS MEMORANDUM CONTAINS CERTAIN INFORMATION OF A HIGHLY CONFIDENTIAL NATURE. THE RECEIPT OF THIS MEMORANDUM CONSTITUTES AN AGREEMENT ON THE PART OF THE RECIPIENT HEREOF TO MAINTAIN THE CONFIDENTIALITY OF THE INFORMATION CONTAINED HEREIN OR ANY ADDITIONAL INFORMATION SUBSEQUENTLY DELIVERED IN CONNECTION HEREWITH. PROSPECTIVE INVESTORS WHO ACCEPT THIS MEMORANDUM OR BECOME AWARE OF THE INFORMATION CONTAINED HEREIN MUST UNDERSTAND AND COMPLY WITH THE EXTENSIVE FEDERAL AND STATE SECURITIES LAW RESTRICTIONS PLACED UPON THEIR ABILITY TO DISCLOSE INFORMATION CONTAINED HEREIN TO OTHERS OR TO PARTICIPATE IN OR OTHERWISE EFFECT OR FACILITATE ANY TRANSACTION RELATING TO ANY SECURITIES OF THE COMPANY. PROSPECTIVE INVESTORS WHO CANNOT COMPLY FULLY WITH SUCH RESTRICTIONS SHOULD NOT REVIEW THE INFORMATION CONTAINED HEREIN AND SHOULD IMMEDIATELY RETURN THIS MEMORANDUM TO THE COMPANY.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION, NOR HAS THE SEC OR ANY SUCH AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES OFFERED HEREBY MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED, SOLD OR DELIVERED TO ANY PERSON IN ANY JURISDICTION EXCEPT IN COMPLIANCE WITH APPLICABLE LAW. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IF SUCH OFFER OR SOLICITATION IS NOT LAWFUL. AS A PURCHASER OF THE SECURITIES IN A PRIVATE PLACEMENT NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR OTHER APPLICABLE LAW, EACH INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT IT MUST BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD, SINCE THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT, OR OTHER APPLICABLE LAW, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. ALL INVESTORS WILL BE REQUIRED TO UNDERSTAND THAT THEY WILL NOT RESELL THE SECURITIES EXCEPT IN A TRANSACTION WHICH DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, OR OTHER APPLICABLE LAW, AS CONFIRMED BY AN ACCEPTABLE LEGAL OPINION, IF SUCH LEGAL OPINION IS REQUIRED BY THE COMPANY. THE SECURITIES OFFERED HEREBY WILL BEAR A LEGEND DESCRIBING THE FOREGOING RESTRICTIONS.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE COMPANY OR THE OFFERED SECURITIES, EXCEPT THE INFORMATION CONTAINED HEREIN. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS MEMORANDUM. REPRESENTATIVES OF THE COMPANY WILL BE AVAILABLE TO DISCUSS WITH PROSPECTIVE INVESTORS, ON REQUEST, THE INFORMATION AND PROJECTIONS CONTAINED HEREIN.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY WRITTEN OR ORAL COMMUNICATION FROM THE COMPANY OR ITS EMPLOYEES AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THIS OFFERING. THE COMPANY IS MAKING NO REPRESENTATION TO AN OFFEREE OR PURCHASER OF THE SECURITIES OFFERED HEREBY REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH OFFEREE OR PURCHASER UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

NEITHER THE DELIVERY OF THIS MEMORANDUM AT ANY TIME NOR ANY SALE MADE PURSUANT TO THIS MEMORANDUM SHALL IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE SET FORTH HEREIN.

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EACH PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO RETURN IT TO THE COMPANY IF THE PROSPECTIVE INVESTOR DOES NOT PURCHASE THE SECURITIES DESCRIBED HEREIN OR IF THE OFFERING IS TERMINATED.

THIS INVESTMENT IS SPECULATIVE AND SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES AND MEET CERTAIN SUITABILITY REQUIREMENTS, WHO DO NOT ANTICIPATE THAT THEY WILL BE REQUIRED TO LIQUIDATE ANY INVESTMENT ACQUIRED HEREUNDER IN THE FORESEEABLE FUTURE, AND WHO UNDERSTAND OR HAVE BEEN ADVISED WITH RESPECT TO ANY RISK FACTORS ASSOCIATED WITH THIS OFFERING. SEE "RISK FACTORS" AND "INVESTOR SUITABILITY". THERE MAY BE MATERIAL INVESTMENT RISKS ASSOCIATED WITH THIS OFFERING WHICH CANNOT BE IDENTIFIED AT THIS TIME.

NO TRADING MARKET IS EXPECTED TO DEVELOP FOR THE COMMON STOCK IN THE NEAR FUTURE. SUBSTANTIAL RESTRICTIONS WILL BE IMPOSED ON ANY SALE OR TRANSFER OF ANY OF THE SECURITIES OFFERED HEREBY. SEE "RISK FACTORS – RESTRICTION ON TRANSFERABILITY".

THIS MEMORANDUM IS TO BE EMPLOYED SOLELY IN CONNECTION WITH THE PRIVATE OFFERING OF THE SECURITIES. DELIVERY OF THIS MEMORANDUM TO ANY OTHER PERSON OR IN ANY OTHER MANNER IS NOT TO BE CONSTRUED AS AN OFFER. PURCHASE OF THE SECURITIES MAY ONLY BE MADE BY PERSONS TO WHOM OFFERS ARE MADE AND ONLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THIS MEMORANDUM. ALL PURCHASES ARE SUBJECT TO ACCEPTANCE BY THE COMPANY.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW AND ARE BEING SOLD IN RELIANCE UPON THE EXEMPTION CONTAINED IN SECTION 25102(f) and 25102(n) OF SUCH ACT. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR EXEMPTION THEREFROM. THEREFORE, ANY SALE OF THESE SECURITIES IN CALIFORNIA WILL BEAR A LEGEND RESTRICTING SALES AND TRANSFERS.

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Exhibits

A.	Offeree Questionnaire

B.	Subscription Agreement

C.	Class A Warrant Agreement

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SUMMARY OF THE OFFERING

The following is qualified in its entirety by more detailed information and financial statements appearing elsewhere in this memorandum.

THE COMPANY

Securities Offered	500,000 Units at $0.50 per Unit. Each Unit consists of one share of Common Stock and one Class A Warrant. "See "Description of Securities."
Minimum Purchase	5,000 Units = $2,500
Common Stock Outstanding
Before Offering After Offering(1)	40,086,000 40,586,000_
Class A Warrants to be Outstanding(1)	500,000 Warrants
Expiration Date	Class A Warrants expire December 31, 2018
Exercise Terms	Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock for $1.00 per share until the Expiration Date. The exercise prices and the number of Units issuable upon the exercise of the Warrants are subject to adjustment in certain circumstances.
Redemption	Redeemable by the Company at any time commencing six months from the date of this Memorandum, at a price of $.05 per Warrant, upon not less than 30 days' notice to the holders of the Warrants called for redemption, provided that the average closing bid price of the Common Stock exceeds $2.00 for 10 consecutive trading days prior to the notice of redemption. The holders of Warrants called for redemption shall have exercise rights until the close of business on the date fixed for redemption. See "Description of Securities."
Use of Proceeds	The Company intends to use the net proceeds of this offering for research and development and for general corporate purposes. See "Use of Proceeds."
Eligible Investors	The Units offered hereby shall be offered to only “Accredited Investors” in accordance with Regulation D under the Act and “Qualified Investors” in accordance with Section CE under the Act and Section 25102(n) under the California Securities Act. Investors will be required to make certain representations with respect to their status and business experience and to represent, among other things, that they have received a copy of this Memorandum, understand the terms of this Offering and meet certain investor suitability standards. We may accept or reject subscriptions in our discretion. See “Suitability Standards."
Resale Restrictions	The Common Stock underlying the Class A Warrants shall be restricted securities under the Securities Act and applicable state securities laws and, therefore, may only be transferred pursuant to the registration requirements of federal and state securities laws or pursuant to an exemption from such registration requirements. The certificates representing the underlying Units will bear a restrictive legend stating these resale restrictions. Holders will be required to furnish a legal opinion satisfactory to us before offering, reselling, pledging or transferring such securities except pursuant to an effective registration statement under the Securities Act.
Risk Factors	The securities offered hereby involve a HIGH DEGREE OF RISK

(1)	Assumes the issuance of all 500,000 Units being offered herein.

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PLAN OF DISTRIBUTION

The Units are being offered to “Accredited Investors” as defined under Regulation D and/or Section 4(2) of the Securities Act of 1933 and to “Qualified Investors” under Section 25102(n) of the California Securities Laws. The Units will be offered and sold on behalf of the Company, on a “best efforts” basis by officers and directors of the Company and certain selected finders and broker/dealers. Cash commissions of up to ten percent (10%) of the total amount of subscriptions sold will only be paid to certain selected Financial Industry Regulatory Authority ("FINRA") broker/dealers as sales are made. The maximum amount of commission payable by the Company shall not exceed ten percent. Officers and directors of the Company who sell the Units will not receive any commissions.

There is no firm commitment to purchase any of the Units and no estimate can be made on the number of brokers/dealers, if any, that may participate in this offering. There is no escrow of the proceeds from this offering and proceeds will be utilized by the Company as received. There is no assurance that all of the Units will be sold. If less than all of the Units are sold within 60 days (90 days if extended) from the date of this Memorandum, the various uses of the proceeds will be reduced proportionately (See “Use of Proceeds”).

The Company may indemnify the FINRA broker/dealers against certain civil liabilities, including liabilities arising under the Securities Act of 1933, as amended, which may arise in connection with this offering as a result of disclosures for which the Company is responsible. The FINRA broker/dealers will pay their own costs and expenses in connection with the offering in excess of the selling commissions described above.

Other than this Memorandum and the exhibits hereto no other offering literature will be employed in the offering of the Units.

METHOD OF SUBSCRIPTION

Each person intending to purchase the Units offered hereby, must deliver the following items to the Company:

(a)	a check in the amount of $0.50 multiplied by the number of Units subscribed for (minimum investment: $2,5001) made payable to “Toughbuilt Industries, Inc.”; and
(b)	a completed and signed Offeree Questionnaire, a copy of which is attached hereto as Exhibit A; and
(c)	a completed and signed Subscription Agreement, a copy of which is attached hereto as Exhibit B, with the number of Units desired indicated thereon.

These items should be delivered to the Company at the following address:

ToughBuilt Industries, Inc.

655 N. Central Ave., Suite 1727

Glendale, CA 91203

Upon acceptance by the Company of a subscription, confirmation of such acceptance will be sent to the subscriber. Common Stock Certificates and Class A Warrant Agreements are intended to be sent to subscribers within four weeks after the close of the offering. The Company reserves the right to reject any subscriptions or portions of subscriptions at its own discretion.

[1]	The Company reserves the right to reduce, at its discretion, the minimum investment.

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SUITABILITY STANDARDS

INVESTMENT IN THE UNITS INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR THOSE INVESTORS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES IN RELATION TO THEIR INVESTMENT AND WHO UNDERSTAND THE PARTICULAR RISK FACTORS OF THIS INVESTMENT. IN ADDITION, INVESTMENT IN THE UNITS IS SUITABLE ONLY FOR AN INVESTOR WHO DOES NOT NEED LIQUIDITY IN HIS INVESTMENT AND IS WILLING TO ACCEPT RESTRICTIONS ON THE TRANSFER OF THE UNITS.

Investor Suitability

Units will be offered and sold only to those investors who are “Accredited Investors” and who submit an Offeree Questionnaire in the form attached hereto as Exhibit "A" establishing to the satisfaction of the Company that:

1. The investor is a "Qualified Investor" as defined in SEC Section CE and California Section 25102(n), that is:

(i)	a natural person who, either individually or jointly with his/or her spouse, has a minimum net worth of $500,000, or a minimum net worth of $250,000, and, during the last taxable year had, and during the current year expects to have, a minimum gross income of $100,000 (net worth shall be determined exclusive of home, home furnishings and automobiles);
(ii)	a self-employed individual retirement plan or an individual retirement account (IRA), if the investment decisions are made solely by persons who are qualified purchasers.
(iii)	any organization described in section 501(c)(3)of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or a partnership, not formed for a specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or
(iv)	any entity in which all the equity owners are "Qualified Investors" as defined above.

2. The investor has such knowledge and experience in financial and business matters that he is able to evaluate the merits and risks of an investment in the Units.

3. The investor has the financial ability to bear the economic risk of an investment in the Units, adequate means of providing for his current needs and personal contingencies and no need for liquidity in an investment in the Units.

4. The investor is acquiring the Units for his own account for investment and not with a view to resale or distribution.

5. The investor is an “Accredited Investor” as defined in Regulation D, that is:

(i)	Any bank as defined in Section 3 (a) (2) of the Securities Act of 1933, as amended (the “Act”), or any savings and loan association or other institution as defined in Section 3(1) (5) (A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Administration Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary as defined in Section 3(21) of such Act, which is either a bank, an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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(ii)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv)	Any director, executive officer or manager of the Company;

(v)	Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000, exclusive of home;

(vi)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii)	Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered hereby, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

(viii)	Any entity in which all the equity owners are “Accredited Investors” as defined above.

Each investor will also be required to represent that: (a) he or she knows that neither the Units, or the underlying common stock have been registered under the Securities Act of 1933, as amended, and he or she has no right to require such registration; (b) he or she understands that his or her Units, the underlying common stock will be restricted as set forth in the Memorandum, which includes restrictions against transfer unless the transfer is not in violation of the Securities Act of 1933, as amended, and applicable state securities laws (including investment suitability standards); (c) payment for the Units will cause no undue hardship without undue difficulty; and (d) the subscriber's commitment to other investment programs, combined with the subscription for Units, is reasonable in relationship to the investor’s net worth.

Please study the terms of the Subscription Agreement, this Memorandum and all related documents carefully before you decide to subscribe for Units.

The Company will review all subscription documents and will not accept subscriptions from any person who does not represent that he complies with the applicable standards specified above.

Ability to Accept Limitations on Transferability

It is unlikely that investors will be able to liquidate their investments in the Units in the event of an emergency. A public market for the units, warrants or common stock does not exist and there is no assurance that one will ever develop. Moreover, the transferability of the Units or common stock will be affected by restrictions on resale imposed under federal and state securities laws. See "Risk Factors — Substantial Restrictions on Transferability."

Ability and Willingness to Accept Risks

The economic benefit from an investment in the Company depends upon many factors beyond the control of the Company. Accordingly, the suitability for any particular investor of a purchase of the Units will depend upon, among other things, such investor's investment objectives and such investor's ability to accept speculative risks.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

ToughBuilt Industries, Inc. is currently a private company whereby market quotation for its securities is not available on a stock exchange. The Company’s limited operating history makes it difficult for you to judge its prospects based upon which an evaluation of the Company, its current business and its prospects can be based. You should consider any purchase of the Company's Units in light of the risks, expenses and problems frequently encountered by all companies in the early stages of its corporate development. If any of the events described below were to occur, our business, prospects, financial condition, result from operations or cash flow could be materially affected.

RISKS RELATED TO OUR BUSINESS:

We have a limited operating history on which to judge our business prospects and management.

The Company was incorporated and commenced operations in April, 2012. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s Units by management and affiliated parties, and assuming all Units offered are sold, represents approximately 79.9% of the issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Our future performance is dependent on the ability to retain key personnel. The Company performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, results of operations and financial condition.

Certain provisions of our Articles of Incorporation allow concentration of voting power in one individual, which may cause, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our stockholders.

Provisions of our articles of incorporation adopted by our board of director may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving the Company that is not approved by our board of directors, even if those events may be beneficial to the interest of our stockholders. For example, Michael Panosian our Chairman of the Board, President and Chief Executive Officer, will be issued all of the 100,000 authorized, issued and outstanding shares of our Class A Convertible Preferred Stock. Under an amendment to our articles of incorporation, each share of Class A Preferred Stock is entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. Consequently, Mr. Panosian has sufficient voting power to control the outcome of all corporate matters submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving the Company. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by the Company. In addition, the concentration of voting power in the hands of Mr. Panosian could have the effect of delaying or preventing a change in control of the Company, even if the change in control would benefit our stockholders, and may adversely affect the future market price of our common stock.

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We may need and may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future we intend to rely on revenues generated from operations to fund all of the cash requirements of our activities. There is no assurance that we will be able to generate any significant cash from our operating activities in the future. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

Many very large and well-funded companies have or are entering into various aspects of the home improvement and construction industry market that we intend serve or that they are offering products that directly or indirectly compete with our current and proposed products and services.

Construction tools and associated products for many years have not seen much innovation. Numerous world class companies are currently in various aspects of our market. There currently are a number of companies worldwide that have already occupied a big portion of the market in which we intend to operate. As a small, early-stage company, it is uncertain if and how we will be able to compete with the new competitors and products that are being announced and deployed. While we believe that we currently have a competitive advantage because of our innovations and creativity and specialized products and marketing strategy we cannot give any assurance that we will in fact be able to successfully compete with the existing or new competitors in this mature and evolving marketplace.

We have no manufacturing capabilities and we are dependent upon third parties to manufacture our product.

We are dependent upon our relationships with independent manufacturers to fulfill our product needs. We currently will be using only one manufacturer for each of our proposed products. Accordingly, we are dependent on the uninterrupted and efficient operation of these manufacturers’ facilities. Our ability to market and sell our products requires that our product be manufactured in commercial quantities, without significant delay and in compliance with applicable federal and state regulatory requirements. In addition, we must be able to have our products manufactured at a cost that permits us to charge a price acceptable to the customer while also accommodating any distribution costs or third-party sales compensation. If our current manufacturers are unable for any reason to fulfill our requirements, or seek to impose unfavorable terms, we will have to seek out other contract manufacturers which could disrupt our operations and have a material adverse effect on our results of operation and financial condition. Competitors who perform their own manufacturing may have an advantage over us with respect to pricing, availability of product, and in other areas through their control of the manufacturing process.

RISK FACTORS RELATING TO THIS OFFERING:

There is no public market for our securities.

There is currently no trading market for our Common Stock. Although the Company intends to file for trading it is not anticipated that a trading market will develop in the foreseeable future. If no market develops, it may be difficult or impossible for you to resell your shares if you should desire to do so. There can be no assurance that you will be able to resell your shares at the purchase price paid in this offering or at any price.

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We will have broad discretion in using the net proceeds from this offering.

A substantial portion of the estimated net proceeds from this offering has been allocated to working capital and general corporate purposes. Accordingly, the Company will have broad discretion as to the application of such proceeds. You will not have an opportunity to evaluate the economic, financial or other factors upon which we base our decision on how to use the net proceeds. See “Use of Proceeds.”

Offering Price Arbitrarily Determined

The offering Price of the Units being offered herby was determined by the Company and bears no relationship to the Company’s assets, book value, net worth or operations, and may not be indicative of the actual value of the Company.

Restricted Securities and Limited Liquidity

The Common Stock is restricted securities under the 1933 Act. Investors will be required to hold these securities for which there will be no current market. Under Rule 144 promulgated under the Securities Exchange Act of 1934, as amended, the securities will have to be held for at least one year prior to sales, unless a registration statement is sooner filed for the benefit of the investors. Even if such a registration statement were filed by the Company, there may be no underwriting of additional Units in a conventional fashion and thus no market support for the securities from the broker-dealer community. It is unlikely that investors will be able to liquidate their investments in the Units in the event of an emergency. A public market for the Common Stock does not exist and there is no assurance that one will ever develop. Moreover, the transferability of the Common Stock will be affected by restrictions on resale imposed under federal and state securities laws.

Immediate Dilution

Purchasers of the Units in the Offering will experience immediate substantial dilution in the net tangible book value of the Units from the offering price herein.

We may issue additional common stock at prices and on terms determined by our board of directors, without shareholder consent or approval that upon issuance may result in substantial dilution of our shareholders’ interests as well as the market price and value of our Common Stock.

Assuming the sale of all 500,000 Units, the Company will still have approximately 59,400,000 shares of common stock available for issuance. We have the right to offer these shares at offering prices to be determined in sole discretion of our board of directors. The sale of these shares may result in substantial dilution to our shareholders. These stock issuances may adversely affect the market price or value of our common stock.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance the growth of the Company and that we will not pay cash dividends to stockholders.

Ability and Willingness to Accept Risks

The economic benefit from an investment in the Company depends upon many factors beyond the control of the Company. Accordingly, the suitability for any particular investor of a purchase of the Units will depend upon, among other things, such investor's investment objectives and such investor's ability to accept speculative risks.

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USE OF PROCEEDS

The net proceeds to the Company from the Offering, after deduction of commission and expenses will be approximately $185,000 in the event of the maximum offering being sold. Management anticipates the proceeds to be allocated in the following priority:

Description of Use	Amount	Percent
Research and Development	$100,000	54%
Working Capital	$85,000	46%
TOTAL	$185,000	100%

The amounts set forth above represent the Company’s present intentions for the use of the proceeds from this Offering. However, actual expenditures could vary considerably depending upon many factors, including, without limitation, changes in economic conditions, unanticipated complications, delays and expenses, or problems relating to the development of its products or its marketing and sales planning will be made in the of the Board of Directors but will be in furtherance of the Company’s strategy to achieve growth and profitable operations. The Company’s working capital requirements are a function of its future sales growth and profitable operations, neither of which can be predicted with any reasonable degree of certainty. As a result, although the Company estimates such proceeds will meet cash operating requirements for approximately six months the Company is unable to precisely forecast the period of time for which proceeds of this Offering will meet such requirements. Pending use of the net proceeds of the Offering, the funds will be invested temporarily in certificates of deposit, short-term government securities or similar investments. Any income from these short-term investments will be used for working capital.

BUSINESS

The Company was formed on April 9, 2012 under the name Phalanx, Inc., under the laws of the State of Nevada and changed its name to ToughBuilt Industries, Inc. on December 29, 2015. The Company was formed to manufacture and distribute innovative tools and accessories to the building industry. The global tool market industry is a multibillion dollar a year business.

Corporate Overview

The mission of the Company includes, but is not limited to, providing products to the building and home improvement communities that are innovative, of superior quality and enlightened creativity for our end users while enhancing performance, improving well-being and building extreme brand loyalty.

ToughBuilt® brand was founded in 2006 with an agenda to seek & solve evolving industry challenges and end-user needs within the hardware and home improvement channels. Our mission is to reach the end users directly and to engage, excite, educate, entertain, and establish ToughBuilt Industries as the leading hub/ platform for professionals and building enthusiasts.

The company product strategy is to participate in multi category product lines rather than focus on single line of goods. This approach allows for rapid growth, wider brand recognition, and ultimately will result in a large company within a much shorter time period. All the achievements, recognition and strategy is based on the core competency of the company.

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The robust capabilities at ToughBuilt stands above most competitors as not every distributer or factory has the ability to quickly identify industry and end user opportunities and execute quickly to deliver wining product lines consistently. Also, most distributors and factories do not have such a highly recognizable and reputable brand or the proven ability to reach major retailers globally to position their products and brands.

Flexible capabilities, unique skill sets and commercialization savvy is embedded in the company DNA that delivers successful products to market faster.

The teams behind Toughbuilt are seasoned professional innovators and commercialization experts turned manufacturers and distributer, not importers or factories with hit and miss innovation skill level. The company culture is highly dynamic, customer centric and views itself as “the antidote to sameness”.

Currently, the company has strong placement in Home Depot, Menards, OSH, B&Q (UK), Bunning’s (Australia), Princess Auto (Canada), and has growing sales in global markets such as, Western and central Europe, Russia & Eastern Europe, Africa and the Middle East.

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Tougbuilt is currently in line reviews and discussions with Lowe’s, B&Q (Germany), True Value, Best buys and many other major retailers around the world. It is expected that 3 major retailers and numerous distributers and private retailers will join every year within 6 sectors and 56-targeted countries.

Toughbuilt is a unique brand with a driven team that is confidently poised to scale into a highly recognized global entity. We aim to grow TOUGHBUILT INDUSTRIES INC.® with many relevant subsidiaries in the next few short years to become the hub/ platform for professionals, DIY (Do it yourselfers) and passionate builders everywhere.

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Management

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
Michael Panosian	53	President/CEO/CFO & Director
Josh Keeler	38	Secretary & Director of R & D
Ed Martin	50	President/US Sales

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

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MICHAEL PANOSIAN, Founder, President/CEO/CFO & Director

Michael has over 16 years of extensive experience in innovation, design direction, product development, brand management, marketing, merchandising, sales, supply chain and commercialization experience in the hardware industry. He has launched over 220+ product projects spanning several fields.

Michael has deep knowledge of doing business in China where he managed a team of over 350 engineers, industrial designers and marketing professionals while stationed in Suzhou China with his team for 4 years.

Michael is a graduate of Northrop University in Aerospace engineering with numerous specializations; he holds numerous patents and Trademarks that are shared with some of his colleagues at TOUGHBUILT® and other development teams.

JOSH KEELER, Co-Founder, Secretary & Director of R&D

As the Director of R&D at TOUGHBUILT® Josh is responsible for all product development. Josh is one of the founding partners and works directly with Michael in bringing innovative ideas to market.

Josh is a graduate of Art Center College of Design with a BS in Industrial Design. Josh has over 12 years of product development experience, working on projects spanning several fields, including: automotive, personal electronics, sporting goods and a wide expanse of tools. He has lived in China and has extensive experience working directly with manufacturers to get designs into production.

ED MARTIN, President, US Sales

Mr. Martin received his education from Cartridge College in Kenosha, where he obtained a BA in Criminal Justice. Mr. Martin spent 23 years in the retail industry, 18 of which were with Home Depot.

Ed also serves as Co-Chairman on the Board of Directors for NARMS, the National Association for Merchandising Services which is a legal forum to join all facets of the retail service industry to network and discuss common issues. Ed’s main duty at TOUGHBUILT® is on boarding of all top accounts in North America and some major South American retailers

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this Memorandum, the number of share of the Company's Common Stock and percentage of the outstanding shares of the Company's Common Stock owned beneficially (1) by each officer and director who owns any such shares of the Company; (2) by all officers and directors of the Company as a group; and (3) by all persons who are known to the Company to own more than five percent of the Company's Common Stock. The table also reflects percentage shareholdings assuming the completion of this offering.

	Number of Shares	Percentage of Outstanding Shares*
Name and Address(1)	Beneficially Owned	Prior to Offering	After Offering(2)

Michael Panosian	25,000,000	62.0	61.6

Josh Keeler	6,750,000	16.8	16.3

Ed Martin	811,000	2.0	2.0

Officers and Directors as a group (3 persons)	32,561,000	80.8	79.9

*	As of January 252, 2016, the Company had 40,086,000 shares of its common stock issued and outstanding
(1)	The address for each of the beneficial owners identified is 655 N. Central Ave., Suite 1700, Glendale, CA 91203
(2)	Assumes the issuance of all of the 500,000 shares being offered herein.

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DESCRIPTION OF SECURITIES

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is one hundred and five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, $.0001 par value and five million (5,000,000) shares of preferred stock, $.0001 par value.

Common Stock

As of the date of this Memorandum, the Company had 40,086,000 shares of Common Stock issued and outstanding.

Voting

The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company's legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock In General

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series. Currently there are no shares of Preferred Stock issued and outstanding.

Class A Convertible Preferred Stock

The Board of Directors has authorized the issuance of 100,000 shares of our Class A Convertible Preferred Stock (the “Class A Preferred”) to Michael Panosion, CEO of the Company. The holders of outstanding shares of Class A Preferred are entitled to receive dividends together with the common stock holders out of assets legally available at times and in amounts as the board of directors may from time to time determine.

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Holders of Class A Preferred are entitled to 100 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Class A Preferred then outstanding, voting as a separate class, is required for the Company to do any of the following:

i. amend, alter or repeal any of the preferences or rights of the Class A Preferred;
ii. authorize any reclassification of the Class A Preferred;
iii. increase the authorized number of shares of the Class A Preferred; or
iv. create any class or series of shares ranking prior to the Class A Preferred as to dividends or liquidation.

Shares of Class A Preferred are not entitled to preemptive rights.

Shares of Class A Preferred have a liquidation preference of $.10 per share plus accumulated and unpaid dividends. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Class A Preferred will not be entitled to any further participation in any distribution of assets by the Company.

The Class A Preferred may be redeemed by the Company at any time upon 30 days' prior written notice at a redemption price of $5.00 per share. Holders of Class A Preferred have the right to convert their shares of Class A Preferred into our common stock until the third business day prior to the end of the 30-day notice period. The redemption price for Class A Preferred is payable together with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Class A Preferred through the most recent dividend payment date have not been paid, the Class A Preferred may not be redeemed in part unless approved by the holders of a majority of the outstanding shares of Class A Preferred, and we may not purchase or acquire any share of Class A Preferred other than under a purchase or exchange offer made on the same terms to all holders of Class A Preferred. If less than all outstanding shares of Class A Preferred are to be redeemed, we will select those to be redeemed by lot or a substantially equivalent method.

The shares of Class A Preferred are not subject to any sinking fund or other similar provision. The redemption by us of all or part of the Class A Preferred is subject to the availability of cash. Moreover, under Nevada law, shares of capital stock shall not be redeemed when the capital of a company is impaired or when the redemption would cause any impairment of capital.

Holders of Class A Preferred have the right to convert their shares of Class A Preferred into shares of common stock at any time before the third business day prior to the end of any 30-day redemption notice period, at a conversion rate equal to one-tenth of one share of common stock per share of Class A Preferred. The conversion rate is subject to anti-dilution adjustments. If we disappear in a merger or consolidation or we sell substantially all of our assets, then each share of Class A Preferred will entitle the holder to convert such share into the kind and amount of consideration that the holder would have been entitled to receive immediately after the merger, consolidation or sale.

Units

Each Unit consists of one share of common stock and one Class A Warrant.

Class A Warrants

Each Class A Warrant entitles the holder thereof to purchase one (1) share of Common Stock at a price of $1.00 per share, through and including December 31, 2018.

The Warrants are redeemable by the Company, upon thirty (30) days notice, at a price of $.05 per Warrant, provided the average of the closing bid price of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation (“NASDAQ”) System (or the average of the last sale price if the Common Stock is then listed on the NASDAQ National Market System or a securities exchange), shall equal or exceed $2.00 per share (subject to adjustment) for 10 consecutive trading days prior to the date on which the Company gives notice of redemption. The holders of Warrants called for redemption have exercise rights until the close of business on the date fixed for redemption.

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The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, no Warrant is subject to adjustment for issuances of Common Stock at a price below the exercise price of that Warrant.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Company, with the exercise form on the reverse side of the certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check payable to the Company) to the Company for the number of Warrants being exercised. The Warrant holders do not have the rights or privilege of holders of Common Stock.

Warrants are generally more speculative than the shares of Common Stock purchasable upon the exercise thereof. Historically, the percentage increase or decrease in the market price of a Warrant has tended to be greater than the percentage increase or decrease in the market price of the underlying common shares. Warrants may become valueless, or of reduced value, if the market price of the shares of Common Stock decreases, or increases only modestly, over the term of the Warrants. The Company has no present intent to have the warrants trade in any market.

No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant holder exercises all Warrants then owned of record by him, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

AVAILABILITY OF ADDITIONAL INFORMATION

The Company will make available to each potential investor the opportunity to ask questions and receive answers concerning this Offering and the Company, and to obtain any additional information, which the Company possesses or can acquire without unreasonable effort, or expense that is necessary to verify the accuracy of the information furnished in this Private Placement Memorandum. Copies of the Company's Articles of Incorporation, Bylaws, material contracts and other relevant information will be made available upon request to the extent the Company can do so without unreasonable expense or effort. Questions regarding this Offering should be directed to: Investor Relations, ToughBuilt Industries, Inc., 655 N. Central Ave., Suite 1727, Glendale, CA 91203.

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